Exhibit 23.2

Armanino LLP 12657 Alcosta Boulevard Suite 500 San Ramon, CA 94583-4600 925 790 2600 main 925 790 2601 fax armaninoLLP.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our audit report dated July 23, 2020 relating to the consolidated financial statements of Reviva Pharmaceuticals, Inc. and Subsidiary for the two years ended December 31, 2019, which report appears in the Proxy Statement/Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/S/ ArmaninoLLP

ArmaninoLLP
November 2, 2020	San Ramon, California